UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2012

Manas Petroleum Corporation
(Exact name of registrant as specified in its charter)

Nevada	333-107002	91-1918324
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Bahnhofstrasse 9, 6341 Baar, Switzerland
(Address of principal executive offices) (Zip Code)

+41 (44) 718 10 30
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to a deed dated August 6, 2012, Santos International Ventures Pty Ltd (“Santos”) exercised its option to acquire 70% of the equity of Somon Oil Closed Joint Venture Stock Company (“Somon”). As provided in the deed, the exercise of the option, which was originally granted to Santos under an Option Agreement dated December 10, 2007, is subject to the negotiation and execution of definitive agreements, including a farm-in agreement and a shareholder agreement, by September 6, 2012. As provided in the deed and after settlement of the definitive agreements, Santos Netherlands B.V., an affiliate of Santos, together with a third party, intends to farm-in to 70% of the equity interest in Somon. The remaining 30% will be owned by DWM Petroleum AG (“DWM”), a wholly-owned subsidiary of Manas (as to 20%) and Anavak Limited Liability Company (as to 10%).

Item 8.01 Other Events.

A copy of our news release dated August 8, 2012, is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

99.1	News release dated August 8, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

MANAS PETROLEUM CORPORATION

By:

/s/ Ari Muljana
Ari Muljana
Chief Financial Officer
Date: August 8, 2012